Exhibit 10.1

SALES AND PURCHASE AGREEMENT

This Sales and Purchase Agreement (“Agreement”), made on this 27th day of October, 2016, by and among Balincan International Inc., a corporation organized under the laws of Nevada (the "Company" or “Buyer”), with its principal place of business at 3773 Howard Hughes Pkwy Ste 500S, Las Vegas, United States, and BKG International Limited (Formerly known as Getabed Company Limited)(“ACQUIRED COMPANY”), a Hong Kong limited company, with its principal place of business at 11/F Johnson Industrial Mansion, 340 Kwun Tong Road, Kowloon, Hong Kongand Matthew Pau (“Seller”), an individual with an address of Flat A, 29/F, Block 1, The Zenith, 3 Wanchai Road, Wan Chai, Hong Kong.

The Company and Seller desire to enter into a transaction whereby the Company acquires 100% of the shares of ACQUIRED COMPANY (the “Shares”) from Seller, in exchange for an aggregate $35,000 dollars, to be paid in the form of cash (the “Purchase Price”).

Terms of Agreement

In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

ACQUISITION TERMS

1.01      Acquisition. The Company will acquire 100% of the Shares and all preexisting assets and with all preexisting liabilities.

1.02      Compensation. In exchange, Seller shall receive $35,000 on or about October 31, 2016.

1.01      Closing. The Closing of this transaction will take place upon the “Instrument of Transfer” being stamped by the Stamp Office at the Inland Revenue Department in Hong Kong with the appropriate Stamp Duties paid, as per Section 1.03 below.

1.02      Post-Closing Operations. After the Closing, ACQUIRED COMPANY will be a wholly-owned subsidiary of the Company subject to the terms and conditions outlined in this Agreement. ACQUIRED COMPANY shall be responsible to report to the Company all financial matters and newsworthy events as they materialize, as Seller and ACQUIRED COMPANY recognize that Company is a publicly traded company and has certain material obligations of disclosure pursuant to state and federal laws, statutes and regulations.

1.03      Stamp Duties. At the Closing, Seller shall pay Hong Kong stamp duties, equal to two percent (2%) for the change of ownership.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY/Buyer

The Company/Buyer represents and warrants to ACQUIRED COMPANY and Seller the following:

2.01      Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, Directors and/or shareholders of Company have been valid and in accordance with all applicable laws.

2.02      Capital. The authorized capital stock of Company consists of 1,000,000,000 shares of Common Stock, of which approximately 40,500,000shares are issued and outstanding and warrants to purchase up to 40,500,000 additional shares of Common Stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. None of the outstanding shares of the Company are subject to any stock restriction agreements.

2.03      Financial Statements. The unaudited balance sheet as of June 30, 2016 and the related statements of income and retained earnings for the periods then ended fairly present the financial position of the Company as of the dates of the balance sheets included in the financial statements, and the results of its operations for the period indicated.

2.04      Tax Returns. Within the times, and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law. The Company has paid, or will pay, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Company as of the Closing.

2.05      Ability to Carry Out Obligations. Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Company or upon the Stock.

2.06      Full Disclosure. None of the representations and warranties made in this Agreement by the Company, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

2.07      Compliance with Laws. The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.08      Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of Company’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Company. The Company is not subject to, or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09      Conduct of Business. Prior to the Closing, the Company shall not (i) amend its Certificate of Incorporation or Bylaws, other than to restructure the Company for this acquisition, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any liabilities outside the normal course of business, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party outside the normal course of business, or (v) enter into any other transaction, which is outside the bounds of its customary and ordinary operations.

2.10      Exempt Transaction. Buyer understands that the offering and sale of the Stock and the Shares is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

2.11      Authority. Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

2.12      Investment Purpose. The Shares to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

2.13      Due Diligence. Buyer has conducted his own due diligence with respect to ACQUIRED COMPANY and its liabilities and believes he has enough information upon which to base an investment decision in the Shares. Buyer acknowledges that Seller has made no representations with respect to the existence or non-existence of liabilities in the Company.

2.14      Investment Experience. The Buyer understands that the purchase of the Shares involves substantial risk. The Buyer (a) has experience as a Buyer in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer’s investment in the Shares and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Shares, to protect Buyer’s own interests in connection with the investment, and to make an informed investment decision with respect thereto.

2.15      No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller's representatives or affiliates, in purchasing the Shares.

2.16      Restricted Securities. Buyer understands that the Shares is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Seller in a transaction not involving a public offering and that under the Act, and applicable regulations thereunder.

2.17        Truth of Representations. All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ACQUIRED COMPANY and SELLER

ACQUIRED COMPANY and SELLER represent and warrant to the Company the following:

3.01      Organization. ACQUIRED COMPANY is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, directors and/or shareholders of ACQUIRED COMPANY have been valid and in accordance with all applicable laws.

3.02      Capital. The authorized capital stock of ACQUIRED COMPANY consists of 5 Ordinary Shares. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. None of the outstanding shares of ACQUIRED COMPANY are subject to any stock restriction agreements.

3.03      Financial Statements. The unaudited balance sheet of as of June 30, 2016 and the related statements of income and retained earnings for the period then ended fairly present the financial position of ACQUIRED COMPANY as of the date of the balance sheet included in the financial statements, and the results of its operations for the period indicated.

3.04      Tax Returns. Within the times and in the manner prescribed by law, ACQUIRED COMPANY has filed all tax returns required by law. There are no present disputes as to taxes of any nature payable by ACQUIRED COMPANY as of the Closing, and there shall be no taxes of any kind due or owing.

3.05      Ability to Carry Out Obligations. ACQUIRED COMPANY has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ACQUIRED COMPANY and the performance by ACQUIRED COMPANY of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ACQUIRED COMPANY is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ACQUIRED COMPANY or upon the Shares.

3.06      Full Disclosure. None of the representations and warranties made in this Agreement by ACQUIRED COMPANY, or on behalf of ACQUIRED COMPANY, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

3.07      Compliance with Laws. ACQUIRED COMPANY has complied with all, and is not in violation of any law, or regulation. ACQUIRED COMPANY has complied with all securities laws in connection with the offer, sale and distribution of its securities. The ACQUIRED COMPANY will not be in violation of any term of the ACQUIRED COMPANY’s charter documents, nor will the ACQUIRED COMPANY be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the ACQUIRED COMPANY as a whole, and to the knowledge of the ACQUIRED COMPANY, is not in violation of which would have a material adverse effect of the ACQUIRED COMPANY. The execution, delivery and performance of and compliance with this Agreement and the sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance or change upon any of the properties or assets of the ACQUIRED COMPANY pursuant to any such term

3.08      Title to Stock. Seller is the sole record and beneficial owner of the Shares and has sole dispositive authority with respect to the Shares. Seller has not granted any person a proxy with respect to the Shares that has not expired or been validly withdrawn. The sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Shares under applicable securities laws).

3.09      Organization and Standing. ACQUIRED COMPANY is and will be a limited company duly organized, validly existing, and in good standing under the laws of Hong Kong and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

3.10      Litigation. ACQUIRED COMPANY is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of ACQUIRED COMPANY’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against ACQUIRED COMPANY. ACQUIRED COMPANY is not subject to or in default with respect to any order, writ, injunction, or decree of any court, department, agency, or instrumentality.

3.11      Conduct of Business. Prior to the Closing, ACQUIRED COMPANY shall not (i) amend its charter documents, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any liabilities outside the ordinary course of business, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party outside the ordinary course of business, or (v) enter into any other transaction without notification in writing to the Company.

3.12      Truth of Representations. All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE IV

THE CLOSING

4.01      Closing. The Closing of this transaction will occur when all of the documents and consideration described below have been delivered to each party and upon the “Instrument of Transfer” being stamped by the Stamp Office at the Inland Revenue Department in Hong Kong with the appropriate Stamp Duties paid, as per Section 1.03.

4.02      Conditions to Closing. The obligations of the Buyer to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions of subsection 14 hereof.

a.      Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the ACQUIRED COMPANY and Seller in Section 3 hereof shall be true and correct when made and at the Closing. The ACQUIRED COMPANY’s business and assets shall not have been adversely affected in any material way prior to the Closing. The ACQUIRED COMPANY shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

b.      Consents and Waivers. The ACQUIRED COMPANY shall have obtained in a timely fashion and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

c.      Seller shall pay Hong Kong stamp duties, equal to two percent (2%) for the change of ownership.

4.02      Documents to be Delivered at Closing. The following documents, in form reasonably acceptable to the parties, shall be delivered:

4.02.1      Document to be Delivered by Company:

(i)          Certificate of Incorporation, as amended;

(ii)         Bylaws, as amended;

(iii)        Board Resolutions approving this transaction; and

(iv)        $35,000

4.02.2      Document to be Delivered by ACQUIRED COMPANY and Seller:

(v)         Charter documents;

(vi)        Books and records; and

(vii)       All of the outstanding shares and/or equity.

4.03      Actions to be Undertaken Following the Closing

(viii)       The registrationof the Companyas the shareholder of ACQUIRED COMPANY shall be completed with the filing of the Annual Return, filed at the Companies Registry in Hong Kong as the new shareholder,which is filed annually.

ARTICLE V

REMEDIES

5.01      Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02      Payment Default Clause. Failure or delay to complete any payment or exchange within thirty (30) days of the closing of this definitive Agreement, as described in Article 1.02 of this Agreement, shall result in the termination of this Agreement. Upon such termination, all shares exchanged will be returned to the original parties, where each party will bear its own cost in reversion.

5.03      Indemnification and Contribution.

5.03.1         The ACQUIRED COMPANY (The “Indemnitor”) agrees to indemnify the Company and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any or all of the Indemnitees.

5.03.2         If the indemnification provided for in Section 5.03.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors or any one of them.

5.04      Other Remedies. The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01      Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02      No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03      Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04      Entire Agreement. This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

6.05      Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties as originals.

6.06      Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to ACQUIRED COMPANY:

To the Address specified above attn: Matthew Pau

If to Company:

To the Address specified above attn: Tsz Ting, Ip

6.07      Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.08      Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

6.09      Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.10      Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision, which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer. No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Buyer, shall be cumulative and not alternative.

6.12      Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

6.13      Attorneys. All parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

Signatures:

Balincan International Inc.

/s/ Tsz Ting, Ip
Tsz Ting, Ip, President

BKG International Limited

/s/ Matthew Pau
Matthew Pau, President

Individual

/s/ Matthew Pau
Matthew Pau